SCHEDULE 14C

                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]  Preliminary information statement

[_]  Definitive information statement

[_] Confidential for use of the Commission only
     (as permitted by Rule 14c-5(d)(2)

                            CAREERENGINE NETWORK, INC
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3)      Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)      Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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___ Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

(1)      Amount Previously Paid:

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(2)      Form, Schedule or Registration Statement No.:

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(3)      Filing Party:

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(4)      Date Filed:

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                           CAREERENGINE NETWORK, INC.
                              2 World Trade Center
                                   Suite 2112
                            New York, New York 10048
                          (Principal Executive Offices)
                          -----------------------------

                              INFORMATION STATEMENT

                            ------------------------

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
            STOCKHOLDERS TO INFORM THEM OF STOCKHOLDER ACTION TAKEN
              BY WRITTEN CONSENT OF THE MAJORITY OF STOCKHOLDERS

         Pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934 and Section 228(d) of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), this Information Statement is being furnished to the stockholders of record as of August 30, 2000 (the "Record Date") of CareerEngine Network, Inc., a Delaware corporation ("CareerEngine"), in connection with an amendment to Article FOURTH of CareerEngine's Certificate of Incorporation increasing CareerEngine's total authorized capital stock from 10,000,000 shares to 21,000,000 shares, of which 20,000,000 shares shall be common stock, with a par value of $0.10 per share (the "Common Stock") and 1,000,000 shares shall be preferred stock, with a par value of $0.10 per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof (the "Amendment"). On August 30, 2000, the Board of Directors (the "Board") unanimously and the holders of a majority of the outstanding voting securities of CareerEngine on the Record Date (the "Majority of Stockholders"), approved the Amendment by written consent. CareerEngine will cause the Amendment to become effective twenty (20) days after this Information Statement is first sent to the stockholders of CareerEngine. The approximate date on which this Information Statement will be mailed to stockholders is September 24, 2000.

OUTSTANDING SECURITIES AND VOTING RIGHTS

         As of the Record Date, there were issued and outstanding 5,443,673 shares of Common Stock. The Majority of Stockholders held approximately 2,869,515 shares of Common Stock, or approximately 52.71% of CareerEngine's issued and outstanding Common Stock.

         Each holder of Common Stock would normally be entitled to one vote in person or by proxy for each share of Common Stock in his or her name on the books of CareerEngine, as of the Record Date, on any matter submitted to the vote of stockholders. However, under Section 228(a) of the Delaware Corporation Law, any action which may be taken at a stockholders meeting may be taken by written consent of the requisite number of stockholders required to take such action. The approval of the Amendment requires the affirmative vote or written consent of a majority of CareerEngine's outstanding Common Stock. On August 30, 2000, the Majority of Stockholders consented to the Amendment by written consent.

         Delaware law does not afford to the stockholders the right to dissent from the corporate action described in this Information Statement or to receive an agreed or judicially appraised value for their shares.

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

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of August 30, 2000, the shares of CareerEngine 's Common Stock owned beneficially by the present directors of CareerEngine individually, by all present directors and executive officers of CareerEngine as a group, and by persons known to CareerEngine to own more than five (5%) percent of the outstanding shares of Common Stock:

                                                                                              % of Aggregate voting
                                                                                                     Power and
                                                                     Common Stock               Outstanding Equity
Name of Beneficial Owner (1)                Position              Beneficially Owned (2)            Owned (3)
----------------------------                --------              ----------------------        ------------------
                                           President
George W. Benoit                      Chairman and Chief             1,729,420 (4) (8)                     30.99
                                       Executive Officer

Kevin J. Benoit                             Director                   438,000 (5) (6) (8)                  7.87

Charles W. Currie                           Director                   271,780 (7)                          4.99

Joseph G. Anastasi                          Director                     2,200                                *

David W. Dube                               Director                     4,000                                *

James J. Murtha                             Director                   --------                               *

                                       Vice President and
Anthony S. Conigliaro               Chief Financial Officer            --------                               *

                                   Chief Executive Officer of
Thomas J. Ferrara                      CareerEngine, Inc.               46,500 (5) (9)                        *

All Directors and Executive
Officers as a group (8 persons)                                      2,491,900                             43.37

Barry W. Blank
10% Shareholder                                                        680,100 (10)                        11.84

------------------------------------------------------------------------------------------------------------------


* Owns less than one (1%) percent.

  (1) The address of all the beneficial owners is: CareerEngine Network Inc., 2 World Trade Center, New York, New York 10048; except that the address for Barry W. Blank is P.O. Box 32056, Phoenix, Arizona 85064.

  (2) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this Information Statement upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and

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

        convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this Information Statement have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned.

  (3) All percentages of beneficial ownership are calculated based on the number of shares outstanding as of August 30, 2000. On such date, CareerEngine had 5,443,673 shares of Common Stock issued and outstanding.

  (4) Includes the following: (1) options to purchase 37,500 shares of Common Stock; and (2) 18,500 shares of Common Stock held in George W. Benoit's 401K Plan.

  (5)   Includes options to purchase 20,000 shares of Common Stock.

  (6) Includes the following: (1) 21,000 shares of Common Stock held in the Kevin J. Benoit 1998 Family Trust, of which Kevin J. Benoit is the Trustee; and (2) 35,300 shares of Common Stock held in Kevin J. Benoit's Individual Retirement Account.

  (7) Includes the following: (1) 200 shares of Common Stock owned by Mr. Currie's wife; and (2) 9,900 shares of Common Stock held in Charles W. Currie's Individual Retirement Account.

  (8) Includes 100,000 shares of Common Stock that can be acquired on the conversion of certain debentures and related warrants.

  (9) Includes 25,000 shares of Common Stock that can be acquired on the conversion of certain debentures and related warrants.

  (10) Includes 300,000 shares of Common Stock that can be acquired on the conversion of certain debentures and related warrants.


REASON FOR THE AMENDMENT

         CareerEngine presently has no plans to issue Preferred Stock or additional Common Stock. However, CareerEngine believes that having Preferred Stock and increasing the authorized Common Stock will provide the following: (i) additional flexibility in terms of its capital structure; and (ii) allow the Board of Directors to (a) react without further stockholder approval to the Company's capital needs, (b) pursue strategic opportunities which may arise in the future, and (c) respond to business opportunities and to pursue objectives that may develop or arise in the future including financings, acquisitions, strategic business relationships or stock dividends and stock splits. Furthermore, CareerEngine believes that the availability of additional shares of Common Stock will enable it to attract and retain talented employees through grant of stock options and other stock-based incentives.

         The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof without the need to seek the approval of CareerEngine's stockholders. The authorized shares of Common Stock in excess of those issued will also be available for issuance at times and for corporate purposes that the Board deems advisable without further action by CareerEngine's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which CareerEngine's securities may be listed or traded.

The issuance of additional shares of Common Stock and of Preferred Stock (i) could also make it more difficult for a third party to acquire a majority of CareerEngine's outstanding voting stock, and (ii) may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain a pro rata ownership interest, on a stockholder's percentage voting power.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENT

         As of the Record Date, the number of shares of Common Stock outstanding was 5,443,673. George W. Benoit, George W. Benoit Jr., Kevin J. Benoit, Charles
W. Currie, Nancy C. Benoit, Anne B. Mullen and Michael J. Mullen holds an aggregate of 2,869,515 shares of Common Stock, which represents approximately 52.71% of the issued and outstanding shares of CareerEngine's capital voting stock. Mr. George W. Benoit is the President, Chairman and Chief Executive Officer of the CareerEngine. Mr. Kevin J. Benoit is a Director of CareerEngine and an Executive Officer and Director of various subsidiaries of CareerEngine. Mr. Currie is a Director of CareerEngine. George W. Benoit is the father of Ms. Mullen, Nancy C. Benoit, George W. Benoit, Jr. and Kevin J. Benoit. Mr. Mullen is the husband of Ms. Mullen.

OTHER BUSINESS

               No further business will be transacted by Written Consent to corporate action in lieu of meeting of stockholders to which this Information Statement pertains.


                                             By Order of the Board of Directors

                                             /s/ George W. Benoit
                                             ----------------------
                                             George W. Benoit
                                             President
                                             Chairman of the Board and
                                             Chief Executive Officer
Dated:      New York, New York
            September 24, 2000



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